UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 5, 2015

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 2 through 8 are not applicable and therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 5, 2015, Qumu Corporation (the “Company”) entered into a building lease (the “lease”) with Butler North, LLC (“landlord”) under which the Company will lease approximately 17,216 square feet in the building commonly known as 510 – 1st Avenue North, Minneapolis, Minnesota as its new headquarters. The lease term will commence on the later of August 1, 2015 or date of delivery of the premises to the Company with the landlord’s build out work substantially completed. The lease provides for a tenant allowance of $533,696 toward the cost of the improvements to the premises.

The lease term is eighty-nine months after the calendar month of the commencement date. If the landlord does not deliver the premises to the Company by August 1, 2015 (or up to 60 days later if the landlord provides written notice to the Company on or before June 1, 2015), then the Company may grant an extension of this delivery date in exchange for two days of free rent for each day that the delivery date is delayed. However, upon proper notice and payment of a surrender payment, the Company has a one-time right to terminate the lease effective as of January 1, 2021.

Under the lease, the Company will pay monthly base rent during months 6 to 89 of the lease term ranging from $20,249.29 to $23,132.24 for the 16,474 initial square feet to be leased, with no monthly base rent being due for the first five months of the lease term. The Company will pay additional monthly rent on the same terms and at the same per square foot rate for an additional 742 square feet that will be added to the leased premises no later than September 1, 2016. The Company also will pay its pro-rata share of common area maintenance costs, real estate taxes, property insurance, repairs and maintenance and a management fee (not to exceed 5% of rent collected for a year), cleaning, security, all utilities not individually metered, and any other operating expenses relating to the customary, day-to-day operation of the building, with reasonable adjustments required to those elements of the common area maintenance costs that vary with occupancy.

The Company has the option to renew the lease for one additional five year term on the same terms and conditions set forth in the lease, except that the annual base rent during the renewal term will be adjusted to the prevailing market rental rates. The lease also grants the Company a first right to lease certain space that becomes available on the floor the Company will occupy.

The lease includes customary agreements, covenants, representations and warranties of the parties relating to such matters as use of premises, condition and delivery of premises, subordination and notices, quiet enjoyment, assignment and subletting, compliance with laws, insurance, alterations or improvements to the leased premises, ownership of property, repairs and maintenance, services, indemnification, events of default, and the rights and remedies available to the landlord upon an event of default.

The foregoing summary of the lease does not purport to be complete and is subject to and qualified in its entirety by reference to the lease, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Building Lease dated March 5, 2015 by and between Qumu Corporation, as Tenant, and Butler North, LLC, as Landlord.

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SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ Sherman L. Black
Sherman L. Black
Chief Executive Officer

Date: March 5, 2015

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